     As filed with the Securities and Exchange Commission on August 20, 2001

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933
                             _____________________

                           PRIME GROUP REALTY TRUST
            (Exact name of registrant as specified in its charter)

                Maryland                                         36-4173047
      (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

          77 West Wacker Drive
               Suite 3900
           Chicago, Illinois                                        60601
(Address of Principal Executive Offices)                         (Zip Code)

                             _____________________

                            PRIME GROUP REALTY TRUST
                              SHARE INCENTIVE PLAN
                            (Full title of the plan)
                             _____________________


                            James F. Hoffman, Esq.
                 Executive Vice President, General Counsel and
                                   Secretary
                             77 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 917-1300
 (Name, address, telephone number, including area code, of agent for service)

                                   Copy to:
                             Brian T. Black, Esq.
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------
                                  Amount       Proposed maximum     Proposed maximum       Amount of
Title of securities               to be         offering price          aggregate         registration
to be registered                registered       per share(1)       offering price(1)         fee
------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
 Interest, par value $0.01      1,010,774           $13.03            $13,170,385.22         $3,294
 per share
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common shares of beneficial interest, par value $0.01 per share ("Common Shares"), of Prime Group Realty Trust on the New York Stock Exchange on August 15, 2001.

                    STATEMENT OF INCORPORATION BY REFERENCE

     This Form S-8 Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,010,774 additional common shares of beneficial interest, par value $0.01 per share ("Common Shares"), of Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), issuable pursuant to the Prime Group Realty Trust Share Incentive Plan. The contents of the Company's previously filed Form S-8 Registration Statement (Registration No. 333-65147), as filed with the Securities and Exchange Commission (the "Commission") on October 1, 1998, are hereby incorporated herein by reference to the extent not otherwise amended or superceded by the contents hereof.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

           4.1 Amendment to Prime Group Realty Trust Share Incentive Plan as filed as an exhibit to the Company's 1999 Proxy Statement on
                Schedule 14A (File No. 001-13589) and incorporated herein by reference.

           4.2 Amendment to Prime Group Realty Trust Share Incentive Plan as filed as an exhibit to the Company's 2000 Proxy Statement on
                Schedule 14A (File No. 001-13589) and incorporated herein by reference.

           5.1 Opinion of Miles & Stockbridge P.C. as to the legality of the securities being registered.

          23.1  Consent of Miles & Stockbridge P.C.(included as part of
                Exhibit 5.1)

          23.2  Consent of Ernst & Young LLP.

          24.1  Powers of Attorney (included on the signature page hereof).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 20th day of August, 2001.

                                    PRIME GROUP REALTY TRUST

                                         /s/ Richard S. Curto
                                    ------------------------------
                                             Richard S. Curto
                                          Chief Executive Officer

                            ________________________

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard S. Curto, Louis G. Conforti, Roy
P. Rendino and James F. Hoffman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 20, 2001 by the following persons in the capacities indicated.

             Signature                                    Title
             ---------                                    -----
      /s/ Michael W. Reschke            Chairman of the Board, Trustee
-----------------------------------
        Michael W. Reschke


       /s/ Richard S. Curto             Chief Executive Officer (principal
-----------------------------------     executive officer), Trustee
         Richard S. Curto


       /s/ Louis G. Conforti            Office of the President and Chief Financial
-----------------------------------     Officer (principal financial officer)
         Louis G. Conforti


        /s/ Roy P. Rendino              Senior Vice President--Finance and
-----------------------------------     Chief Accounting Officer
          Roy P. Rendino                (principal accounting officer)



       /s/ Stephen J. Nardi             Trustee
-----------------------------------
         Stephen J. Nardi


      /s/ Jacque M. Ducharme            Independent Trustee
-----------------------------------
        Jacque M. Ducharme

    /s/ Christopher J. Nassetta           Independent Trustee
-----------------------------------
      Christopher J. Nassetta


       /s/ James R. Thompson              Independent Trustee
-----------------------------------
         James R. Thompson

                                      -3-